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                                                                    EXHIBIT 23.4



                        [HENRY & PETERS, PC LETTERHEAD]




                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Franklin Bank Corp.

We consent to the incorporation by reference in Registration Statement No. 333-108026 of Franklin Bank Corp. on Form S-1 filed pursuant to Rule 462(b) under the Securities Act of 1933 of our report dated November 4, 2003, included in Amendment No. 4 to Registration Statement No. 333-108026 of Franklin Bank Corp. on Form S-1 and to the reference to us under the heading "Experts" in such amended Registration Statement.


                                           /s/ HENRY & PETERS, P.C.
                                           ------------------------
                                           Henry & Peters, P.C.


Tyler, Texas
December 17, 2003